AIM INTERNATIONAL TOTAL RETURN FUND                                SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 73C, 74U AND 74V.

FOR PERIOD ENDING:   10/31/2009
FILE NUMBER :         811-05426
SERIES NO.:                  21

72DD.   1    Total income dividends for which record date passed during the period. (000's Omitted)
             Class A               $   467
        2    Dividends for a second class of open-end company shares
             (000's Omitted)
             Class B               $    66
             Class C               $    98
             Class Y               $     5
             Institutional Class   $   447

73A.         Payments per share outstanding during the entire current period:
             (form nnn.nnnn)
        1    Dividends from net investment income
             Class A                0.1390
        2    Dividends for a second class of open-end company shares
             (form nnn.nnnn)
             Class B                0.0665
             Class C                0.0666
             Class Y                0.1631
             Institutional Class    0.1631

73C.         Payments per share outstanding during the entire current period:
             (form nnn.nnnn)
        1    Other Distributions
             Class A                0.0127
        2    Distributions for a second class of open-end company shares
             (form nnn.nnnn)
             Class B                0.0061
             Class C                0.0061
             Class Y                0.0149
             Institutional Class    0.0149

74U.    1    Number of shares outstanding (000's Omitted)
             Class A                 2,779
        2    Number of shares outstanding of a second class of open-end company shares (000's Omitted)
             Class B                   775
             Class C                 1,191
             Class Y                    24
             Institutional Class     2,312

74V.    1    Net asset value per share (to nearest cent)
             Class A               $ 11.68
        2    Net asset value per share of a second class of open-end company shares (to nearest cent)
             Class B               $ 11.65
             Class C               $ 11.66
             Class Y               $ 11.68
             Institutional Class   $ 11.68